Subsidiary	State of Incorporation or
Country in Which Organized
Schmitt Measurement Systems, Inc.	Oregon
Ample Hills Acquisition LLC	New York
Ample Hills Sub 1 LLC	New York
Ample Hills Sub 2 LLC	New York
Ample Hills Sub 3 LLC	New York
Ample Hills Sub 4 LLC	New York
Ample Hills Sub 5 LLC	New York
Ample Hills Sub 6 LLC	New York
Ample Hills Sub 7 LLC	New York
Ample Hills Sub 8 LLC	New York
Ample Hills Sub 9 LLC	New York
Ample Hills Sub 10 LLC	New York
Ample Hills Sub 11 LLC	New York
Ample Hills Sub 12 LLC	New York